Exhibit 99.1

                        News Release

FOR IMMEDIATE RELEASE

Flowserve Issues Initial 2014 Guidance of $3.65-$4.00 per share and Previews Expected 2013 Key Financial Metrics

Announces dates for fourth quarter earnings and upcoming analyst day

DALLAS, January 28, 2014 – Flowserve Corp. (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today issued its initial guidance for full year 2014 and previewed its expectations for certain key 2013 financial metrics. In addition, the company announced planned dates for its fourth quarter and full year 2013 earnings release and an upcoming analyst day event.

2014 Initial Guidance

2014 Target Range
Revenue growth (constant currency)	3-6%
Earnings per share	$3.65 - $4.00
Tax rate (approximate)	30%

Flowserve announced its initial 2014 EPS target range of $3.65 to $4.00 per share on expected constant currency revenue growth of 3 to 6 percent. This guidance assumes a tax rate of 30 percent, year-end 2013 foreign currency levels and a continuation of the company’s announced capital allocation policy.

“Our company has made substantial progress over the last few years, and we expect to leverage these improvements into a fourth consecutive year of double-digit EPS growth,” said Mark A. Blinn, Flowserve’s President and Chief Executive Officer. “Although global economic indicators are mixed, we remain cautiously optimistic for 2014 given our quality backlog, solid booking trends, improving operational performance and the diversity of our served end markets and geographies. These characteristics, combined with our growing run-rate original equipment business and aftermarket franchise, as well as a shareholder-focused capital allocation policy, have built the foundation for our anticipated earnings growth. Our Flowserve associates are dedicated to the persistent execution of these strategies as we remain fully committed to serving our customers, which should continue to benefit our shareholders.”

Commenting on the initial guidance, Mike Taff, Flowserve’s senior vice president and chief financial officer, noted, “We expect to produce another year of solid earnings growth in 2014, built upon modest revenue growth combined with a quality backlog, ongoing operational improvements, cost leverage and our capital allocation policy. This approach has delivered three years of solid earnings growth, even during periods with more challenging macroeconomic conditions and foreign currency headwinds, and we expect 2014 to continue this trend. Consistent with our results over the last few years, we currently expect the quarterly phasing of our 2014 EPS target range to be largely second half weighted, including an initial trough in the first quarter, reflecting the seasonality of our business. Although numerous variables can affect any reporting period, we believe the timing of large project orders, foreign currency volatility, any acquisition and divestiture impact, realignment activities and tax events would be the major factors influencing our results within the range.”

Fourth Quarter and Full Year 2013 Preview

Based on its preliminary review, Flowserve anticipates fourth quarter 2013 revenues of almost $1.4 billion, including an increased original equipment sales mix, and earnings in a range of $0.95 to $1.00 per share, on slightly more than 140 million fully diluted shares. The fourth quarter earnings range includes approximately $14 million in realignment, acquisition, legal and severance charges, or $0.07 per share utilizing a tax rate of 28 percent, which are expected to begin producing initial benefits this year and recurring annual savings of approximately $10 million beginning in 2015. Additionally, during the fourth quarter, the company expects to accrue $3 million for previously-granted long-term incentives due to solid performance, and it expects to incur approximately $4 million of below-the-line foreign currency expense.

Incorporating the expected fourth quarter earnings, the company also narrowed its full year 2013 EPS guidance to $3.35 to $3.40, on an anticipated 4.3 percent year-over-year revenue growth, or approximately 5.0 percent on a constant currency basis, and 142 million fully diluted shares. Based on this range, Flowserve’s full year 2013 EPS is expected to grow between approximately 18 and 20 percent compared to full year 2012, including the identified $14 million fourth quarter 2013 expenses. Flowserve ended 2013 with $364 million of cash and cash equivalents and no borrowings under its revolving credit facility, due to strong fourth quarter cash generation.

Bookings for the 2013 fourth quarter were approximately $1.25 billion, the fourth consecutive quarter of sequential quarterly growth and an increase of over 15 percent compared to the 2012 fourth quarter. Fourth quarter bookings will include a quarterly record of aftermarket bookings of approximately $530 million, an approximate increase of over 8 percent year-over-year and over 10 percent sequentially, and continued strong run rate original equipment orders. The company also announced full year bookings of approximately $4.9 billion. Compared to the prior year, full year 2013 bookings represent an increase of 3.6 percent, or 4.2 percent excluding currency effects, with aftermarket bookings comprising approximately 41 percent of the total. Total backlog at December 31, 2013 was approximately $2.6 billion.

During 2013, Flowserve returned $535 million to shareholders through dividends and share repurchases, including approximately 8.1 million shares repurchased at an average price of approximately $56.25 per share. At December 31, 2013, approximately $380 million remained available under the currently authorized share repurchase program. On a fully diluted basis, Flowserve ended the year with approximately 140 million shares outstanding.

Blinn concluded, “We are pleased with our fourth quarter preliminary results. In particular, we delivered solid margin improvement and achieved $1.25 billion in bookings, consisting primarily of aftermarket and run rate orders that increased the quality of our backlog. For the full year, our performance was also considerable, leveraging the synergies between our segments and further implementing our “One Flowserve” strategies. We believe our achievements over the past year will prove beneficial in 2014 and beyond, and they provide confidence to support our initial 2014 target range. Going forward, we will further capitalize on the internal improvements that we have made over the last few years, including the fourth quarter’s realignment, which have positioned the company for sustained profitable growth. Through the expected combination of continued run rate and aftermarket growth, acceleration of larger project activity, realignment opportunities and integrating and leveraging bolt-on acquisitions, we believe that 2014 will deliver meaningful opportunities for Flowserve and our shareholders.”

Upcoming Dates

Flowserve plans to file its 2013 Annual Report on Form 10-K and announce fourth quarter and full year 2013 financial results after the markets have closed on Wednesday, February 19, 2014 and hold its conference call on the following day, Thursday, February 20 at 11:00 AM Eastern.

Flowserve also announced that its analyst day is scheduled for Wednesday, March 26 in Raleigh, North Carolina. The event is scheduled to start at 9:00 AM Eastern and will include presentations from Flowserve’s senior management and a tour of the local facility.

A live audio webcast of both the earnings conference call and the Flowserve analyst day presentations, along with corresponding slides, will be available in the Investor Relations section of the Flowserve website at www.flowserve.com. An archived replay of these webcasts will also be available following the events at www.flowserve.com.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Investor Contacts:	Jay Roueche, Vice President, Treasurer & Investor Relations (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:	Lars Rosene, Vice President, Global Communications and Public Affairs, (972) 443-6644

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